As filed with the Securities and Exchange Commission on July 20, 2005

File No. ___-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

HOME SOLUTIONS OF AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	99-0273889 (IRS Employer Identification No.)

5565 Red Bird Center Drive, Suite 150, Dallas, Texas 75237
(Address of Principal Executive Offices) (Zip Code)

1998 Stock Option Plan, as amended
2001 Stock Plan, as amended
Individual Stock Award to Frank J. Fradella
(Full Title of the Plan)

Frank J. Fradella
Chief Executive Officer
Home Solutions of America, Inc.
5565 Red Bird Center Drive, Suite 150
Dallas, Texas 75237
(Name and Address of Agent for Service)

Copy to:
J. Paul Caver, Esq.
2724 Routh Street
Dallas, Texas 75201
(214) 468-8868

CALCULATION OF REGISTRATION FEE

	Title of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price perShare(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

	Common Stock, par value $0.001 per share	7,584,586	$1.60	$12,135,338	$1,428.33

(1)

Includes 3,500,000 shares of Common Stock issuable under the 1998 Stock Option Plan, 4,000,000 shares of Common Stock issuable under the 2001 Stock Plan, and 84,586 shares of Common Stock issued to Mr. Fradella pursuant to his individual stock award.  This Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Home Solutions of America, Inc.

(2)

Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Home Solutions of America, Inc. as as reported on the American Stock Exchange on July 19, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Home Solutions of America, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

1.         Our Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the U.S. Securities and Exchange Commission on March 28, 2005;

2.         Our definitive Proxy Statement for the 2005 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on May 2, 2005;

3.         Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, as filed with the U.S. Securities and Exchange Commission on May 23, 2005;

4.         A Current Report on Form 8-K/A, as filed with the U.S. Securities and Exchange Commission on June 16, 2005;

5.         Current Reports on Form 8-K, as filed with the U.S. Securities and Exchange Commission on May 31, 2005, May 23, 2005, May 13, 2005, April 22, 2005, April 6, 2005, April 5, 2005, April 1, 2005, March 21, 2005, March 2, 2005, and February 16, 2005;

6.         The description of our Common Stock contained in our registration statement on Form 8-A, filed June 11, 2003, including any amendments or reports filed for the purpose of updating such description;

7.         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the securities being offered hereby has been passed upon for us by J. Paul Caver, P.C.  As of July 20, 2005, J. Paul Caver, the sole shareholder of J. Paul Caver, P.C., held an option to purchase 50,000 shares of our Common Stock at an exercise price of $1.50 per share, expiring November 15, 2007.

Item 6. Indemnification of Directors and Officers.

Section 145 of Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  Article EIGHTH of our amended and restated certificate of incorporation and Article VIII of our bylaws authorize indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. We maintain liability insurance for the benefit of our directors and certain of our officers.  Also, we have entered into individual indemnification agreements with each of our directors and executive officers.

The above discussion of the DGCL and of our amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Item 7. Exemption From Registration Claimed.

 Not Applicable.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this registration statement:
Exhibit No.        Identification Of Exhibit

5.1	Opinion of J. Paul Caver, P.C.

10.1	1998 Stock Option Plan (filed as Exhibit 4.1 to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998, and incorporated herein by reference).

10.2

First Amendment to 1998 Stock Option Plan, dated May 20, 2003 (filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and incorporated herein by reference).

10.3	Second Amendment to 1998 Stock Option Plan, dated June 17, 2005.

10.4	2001 Stock Plan (filed as Exhibit B to the Company's Information Statement on Schedule 14C filed on July 9, 2001, and incorporated herein by reference).

10.5

First Amendment to 2001 Stock Plan, dated May 20, 2003 (filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and incorporated herein by reference).

10.6	Second Amendment to 2001 Stock Plan, dated June 17, 2005.

23.1	Consent of Corbin & Company, LLP

23.2	Consent of J. Paul Caver, P.C. (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

Item 9. Undertakings.

(a)        The Registrant hereby undertakes:

      (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on July 20, 2005.

HOME SOLUTIONS OF AMERICA, INC.

/s/ FRANK J. FRADELLA
Frank J. Fradella
Chairman and Chief Executive Officer

/s/ RICK J. O'BRIEN
Rick J. O'Brien
Senior Vice President, Chief Financial Officer, and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank J. Fradella and Rick J. O'Brien, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 20, 2005.

SIGNATURE	TITLE	DATE

/S/ FRANK J. FRADELLA	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	July 20, 2005

/S/ RICK J. O'BRIEN	Senior Vice President, Chief Financial Officer, and Secretary (Principal Financial Officer and Principal Accounting Officer)	July 20, 2005

/S/ MARK W. WHITE	Director	July 20, 2005
Mark W. White
4

/S/ MICHAEL S. CHADWICK Michael S. Chadwick	Director	July 20, 2005

/S/ WILLARD W. KIMBRELL Willard W. Kimbrell	Director	July 20, 2005

EXHIBIT INDEX

5.1	Opinion of J. Paul Caver, P.C.

10.1	1998 Stock Option Plan (filed as Exhibit 4.1 to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998, and incorporated herein by reference).

10.2

First Amendment to 1998 Stock Option Plan, dated May 20, 2003 (filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and incorporated herein by reference).

10.3	Second Amendment to 1998 Stock Option Plan, dated June 17, 2005.

10.4	2001 Stock Plan (filed as Exhibit B to the Company's Information Statement on Schedule 14C filed on July 9, 2001, and incorporated herein by reference).

10.5

First Amendment to 2001 Stock Plan, dated May 20, 2003 (filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and incorporated herein by reference).

10.6	Second Amendment to 2001 Stock Plan, dated June 17, 2005.

23.1	Consent of Corbin & Company, LLP

23.2	Consent of J. Paul Caver, P.C. (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)